Exhibit 10.6

sales contract

contract NO:

Party A (Demander):

address:

contacts:

phone code:

Party B (Supplier): Shenzhen Sowell Technology Development Co., LTD.

Address: 505-3, Shenzhen Integrated Circuit Design and Application Industrial Park, No.1089, Chaguang Road, Nanshan District, Shenzhen

Contact person: Zhu Yue

Phone number: 0755-86143706

Party A and Party B shall, in accordance with the government laws of the People’s Republic of China, Party B shall provide Party A with machine vision testing equipment and enter into this Contract through friendly negotiation based on the principle of complementary advantages, mutual benefit and common development.

Article 1: Product elements and contract amount

order number	device name	model	quantity	unit	Unit price (YUAN)	Amount (YUAN)	remarks
1
amount to

Article 2: Delivery and settlement

1、 Contact person: ; Delivery address (place of Party A or designated delivery place in China): .

2、 Delivery date and method: within 15 days (except holidays), express to the contract address.

3、 Settlement date: Within 10 working days after the signing of this Contract, Party A shall pay 30% advance payment and Party B shall start to prepare the goods; Party A shall pay the remaining 70% payment before delivery, including the freight.

4、Settlement method: Party A shall remit the money to the account designated by Party B as agreed in the contract, and Party B shall issue the VAT invoice after all the settlement.

Collection account name: Shenzhen Sowell Technology Development Co., LTD

Bank of deposit: Xili Sub-branch of Ping An Bank Shenzhen Branch

Account number: 11007533879801

Article 3: Equipment transportation and packaging

1. Mode of transportation: Unless otherwise agreed in writing by both parties, Party B shall provide the most suitable mode of transportation for the equipment under this Contract in accordance with the characteristics of the equipment, transportation requirements and in combination with relevant laws and regulations. The transportation fee have been included in the contract price and shall be borne by Party B.

2. The packaging of all equipment shall meet the national packaging standards and requirements of similar equipment, and the packaging shall be suitable to the transportation method, and party B shall be responsible for the determination of the packaging method and the packaging costs. The packaging shall be delivered at the place designated by Party A. Party A has the right to reject the equipment that does not meet the packaging requirements.

3. Party B shall be responsible for the corrosion, damage and loss caused by improper packaging or other reasons of the equipment during the transportation process.

4. When the packing list, quality qualification certificate, factory inspection report, technical documents and other relevant materials are attached to the packing box, such documents shall have the corresponding packaging to ensure the integrity of the documents.

5. Spare parts and special tools should be packed separately and indicated outside the box.

6, unpacking inspection due to packing or storage (about the responsibility of party b within the scope of factory storage, and party b in the process of loading and unloading, transportation storage) bad equipment or technical data is damaged or lost, party b shall be responsible for timely repair, replacement, replacement or compensation.

Article 4: Acceptance method and acceptance time

1、If Party B delivers the goods to the address agreed in the contract, Party A shall conduct acceptance inspection and sign on the delivery note;

2、 If Party A finds that the product model, specification and quality are not consistent with the agreement, Party A shall raise a written objection within two working days while properly keeping the products;

3、If Party A fails to raise a written objection within the prescribed time limit, it shall be deemed for Party A to have passed the acceptance of the products provided by Party B.

Article 5: Party A’s rights and obligations

1、Party A confirms the order in the form of contract, and it shall be effective after both parties receive the confirmation;

2、Party A shall specify the product model, specification and quantity when ordering. If the order confirmed by Party A is being prepared by Party B and Party A proposes to modify the specifications or quantity, Party B may charge the costs incurred;

3、 If Party A returns the goods during the process, it shall pay party B 10% of the payment as liquidated damages;

4、Party A shall make the payment on time. If Party A fails to make the payment on time, Party B shall have the right to refuse to issue the goods.

Article 6: Party B’s rights and obligations

1、 The products provided by Party B shall meet the requirements of Party A’s order. If the requirements cannot be met, they shall be repaired immediately.

2、 Party B shall deliver the goods on time and in quantity. If there is any abnormal progress, party B shall communicate with Party A in time, which can be adjusted with Party A’s consent.

3、Party B shall provide technical support to Party A at any time.

4、Party B shall be obliged to inform Party A of the application scenarios of the equipment, the product use conditions, etc., and shall confirm with Party A;

5、After the signing of this Contract, Party B shall be obliged to provide Party A with all spare parts (including but not limited to spare parts, wearing parts) required for the normal operation of the equipment under this contract at the requirements of Party A at a preferential price;

6、 Party B warrants that it has ownership of the equipment sold and the sale of the equipment is a legal and effective act;

7、Party B warrants that the equipment sold shall not infringe upon the intellectual property rights and other rights and interests of any third party.

Article 7: Quality, technical standards, warranty and after-sales service:

1、 Do not open the box, the original package is the original seal.

2、 Party B shall provide the contract equipment to Party A according to the equipment specifications stipulated herein, and guarantee to meet the current national, relevant and industrial quality standards of the contract equipment, and meet the quality standards stipulated in the appendix hereof. Party B shall guarantee that the technical data and drawings delivered are clear, complete and correct and can meet the requirements of the installation, operation and maintenance of the Equipment and comply with the provisions of the accessories.

3、 If party A’s inspectors find that the equipment is defective or does not conform to the specifications stipulated herein, they shall have the right to raise an objection, and Party B shall fully consider and take necessary measures to eliminate the defects.

4、 Product quality and technical requirements shall comply with the standards provided by the manufacturer; warranty and maintenance date and standards shall comply with the standards provided by the manufacturer.

5、 In case of damage caused by quality problems, Party B shall repair or replace the quality requirements and bear the economic loss caused to Party A; For the damage caused by Party A or users, Party B may repair and replace the damaged equipment with compensation (the price is not higher than the unit price listed in this contract); the quality guarantee period after replacement shall be recalculated.

6、 Fault response time: Party B undertakes to respond within 2 hours after receiving the notice from Party A, and to send maintenance engineers to the fault site within 48 hours, to provide free technical support, and to provide fault emergency replacement products free of charge.

7、 All maintenance work contents, fault causes, handling methods and replacement of parts shall be recorded in written form, and shall be confirmed by Party A, and the maintenance records shall be filled in.

8、In order to ensure the normal operation of the equipment, Party B considers it necessary to repair and replace the parts caused by any reason, including normal wear, and shall repair or replace the parts with Party A with its written consent.

Article 8: Other matters

1、Place of signing the contract: Shenzhen;

2、This Agreement shall come into force after being signed and sealed by both parties;

3、 This Agreement is made in duplicate, with each party holding one copy;

4、In case of any breach of contract, any dispute arising from this Contract shall be settled by both parties through negotiation. If no agreement can be reached through negotiation, either party may submit the dispute to the arbitration commission at the place where the contract is signed or bring a lawsuit to the people’s court according to law.

(No text available below)

Party A:	Party B:

Signing time:	Signing time:

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